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                                                                    Exhibit 5

                                   [LETTERHEAD]



                                       December 23, 1996


Apollo BioPharmeceutics, Inc.
One Kendall Square
Building 200, Suite 2200
Cambridge, Massachusetts 02139


    We are rendering this opinion in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed by Apollo BioPharmeceutics, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to up to 1,380,000 units (each "Unit" and collectively, the "Units"), each Unit consisting of one share of the Company's Common Stock, $0.02 par value (the "Common Stock"), and a warrant to purchase one share of Common Stock (each, a "Warrant"). We understand that the Units are to be offered and sold in the manner described in the Registration Statement.

    We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the proceedings of the Board of Directors on November 6, 1996 in connection with the authorization, issuance and sale of the Units (the "Resolutions"). We have examined such other documents as we consider necessary to render this opinion.

    Based upon the foregoing, we are of the opinion that the shares of Common Stock (the "Shares") and the warrants which comprise the units and the shares of Common Stock issuable upon exercise of the warrants (the "Warrant Shares") have been duly authorized and, the Shares, when issued and delivered by the Company against payment therefor at the price to be determined pursuant to the Resolutions and the Warrant Shares, when issued and delivered by the Company upon exercise of the warrants and the payment of the exercise price thereafter, will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus filed as part thereof.

                                         Very truly yours,

                                         /s/ Palmer & Dodge LLP